Exhibit 10.9

Execution Version

Pledge and Security Agreement

This PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made as of November 15, 2023, by HNR ACQUISITION CORP, a Delaware corporation (“Borrower”), HNRA UPSTREAM, LLC, a Delaware limited liability company, HNRA PARTNER, INC., a Delaware corporation, POGO RESOURCES, LLC, a Texas limited liability company, LH OPERATING, LLC, a Texas limited liability company, and EACH OF THE OTHER ENTITIES OR INDIVIDUALS WHO BECOME A PARTY HERETO (collectively, the “Debtors” and each individually a “Debtor”) in favor of FIRST INTERNATIONAL BANK & TRUST, a North Dakota state banking institution, as lender (“Lender”), for the benefit of the Secured Parties (defined in the Term Loan Agreement referenced below).

WHEREAS, Borrower, the other Debtors and Lender have entered into that certain Term Loan Agreement dated as of the date hereof (as amended, restated, supplemented, renewed or otherwise modified from time to time, the “Term Loan Agreement”; capitalized terms used herein but not defined herein shall have the meaning assigned to such terms in the Term Loan Agreement);

WHEREAS, pursuant to the Term Loan Agreement, Borrower has entered into or may enter into certain Hedging Contracts with Secured Approved Counterparties, which constitute Secured Obligations under the Term Loan Agreement;

WHEREAS, each Debtor desires to grant a security interest in and pledge its interest in the Collateral (defined herein) it owns, whether now or hereafter acquired, for repayment of the obligations, as provided herein;

WHEREAS, it is a condition precedent to the effectiveness of the Term Loan Agreement that each Debtor execute and deliver this Agreement; and

WHEREAS, each Debtor has determined that valuable benefits will be derived by it as a result of the Term Loan Agreement and the extension of credit made (and to be made) by Lender and the other Secured Parties, and each Debtor desires to grant a security interest in (and pledge and assign as applicable) the Collateral to Lender, for the benefit of the Secured Parties, as herein provided.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
Security Interest

Section 1.01 Grant of Security Interest. As security for the prompt payment and performance of the Obligations (hereinafter defined) in full when due, whether at maturity, by acceleration or otherwise (including amounts that would become due but for the operation of the provisions of the Bankruptcy Code), each Debtor hereby pledges, grants, transfers, hypothecates and assigns to Lender, for the benefit of the Secured Parties, a continuing security interest in all of such Debtor’s right, title and interest in, to and under the Collateral.

Section 1.02 Collateral. The Collateral consists of the following properties, assets and rights owned by the Debtors, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (collectively, the “Collateral”):

(a) all goods (including inventory, equipment and any accessions thereto), fixtures, money, instruments (including promissory notes), documents, accounts, Oil and Gas Properties, as-extracted collateral, chattel paper (whether tangible or electronic), deposit accounts, commodity accounts, securities accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, other property supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) of each Debtor;

(b) all Equity Interests, including without limitation Equity Interests of the Issuers described on Schedule II, together with the certificates or instruments representing such Equity Interests, to the extent certificated (or any addendum thereto);

(c) any and all additional Equity Interests; securities convertible or exchangeable into, and warrants, options, or other rights to purchase, Equity Interests; the certificates or instruments representing such Equity Interests, convertible or exchangeable securities, warrants, options, or other rights to purchase; and all dividends, cash, options, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such Equity Interests;

(d) all liens and security interests (together with the documents evidencing such security interests) granted to each Debtor by an obligor to secure such obligor’s obligations owing under any instrument, chattel paper, or contract that is pledged hereunder or with respect to which a security interest in such Debtor’s rights in such instrument, chattel paper, or contract is granted hereunder;

(e) all guaranties given by any Person for the benefit of any Debtor which guarantees obligations of an obligor under any instrument, chattel paper, or contract, which are pledged hereunder;

(f) all governmental approvals, permits, licenses, authorizations, consents, rulings, tariffs, rates, certifications, waivers, exemptions, filings, claims, orders, judgments and decrees (each a “Governmental Approval”), to the extent permitted by Law and except to the extent deemed ineffective under the Code or principles of equity; provided that any Governmental Approval that by its terms or by operation of law would be void, voidable, terminable or revocable if mortgaged, pledged or assigned hereunder is expressly excepted and excluded from the terms of this Agreement, including the grant of security interest in Section 1.01;

(g) all commercial tort claims listed on Schedule III hereto;

(h) (i) all copyrights (whether statutory or common law, registered or unregistered), works protectable by copyright, copyright registrations, copyright licenses, and copyright applications of each Debtor, including, without limitation, all of such Debtor’s right, title, and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world; (ii) all renewals, extensions, and modifications thereof; (iii) all income, licenses, royalties, damages, profits, and payments relating to or payable under any of the foregoing; (iv) the right to sue for past, present, or future infringements of any of the foregoing; and (v) all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by such Debtor;

(i) (i) all patents, patent applications, patent licenses, and patentable inventions of each Debtor, including, without limitation, registrations, recordings, and applications thereof in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, and all of the inventions and improvements described and claimed therein; (ii) all continuations, divisions, renewals, extensions, modifications, substitutions, reexaminations, continuations-in-part, or reissues of any of the foregoing; (iii) all income, royalties, profits, damages, awards, and payments relating to or payable under any of the foregoing; (iv) the right to sue for past, present, and future infringements of any of the foregoing; and (v) all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by such Debtor;

(j) (i) all trademarks, trademark licenses, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other business identifiers, all registrations, recordings, and applications thereof, including, without limitation, registrations, recordings, and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof; (ii) all reissues, extensions, and renewals thereof; (iii) all income, royalties, damages, and payments now or hereafter relating to or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (iv) the right to sue for past, present, and future infringements of any of the foregoing; (v) all rights corresponding to any of the foregoing throughout the world; and (vi) all goodwill associated with and symbolized by any of the foregoing, in each case, whether now owned or hereafter acquired by such Debtor;

(k) all present and future automobiles, trucks, truck tractors, trailers, semi-trailers, or other motor vehicles or rolling stock, now owned or hereafter acquired by any Debtor;

(l) all Hedging Contracts; and

(m) all proceeds, replacements, additions to and substitutions for, and books and records related to, the property set forth in (a)-(l) above.

Section 1.03 Excluded Assets. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 1.01 hereof attach to, nor shall the definition of “Collateral” or any other term used in the definition of the Collateral include any of the following (collectively, the “Excluded Assets”):

(a) any lease, instrument, license, contract, property rights, and any assets subject thereto, if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of such Debtor’s rights or interest therein or (ii) a violation of any anti-transfer or anti-assignment provisions thereof, or a breach or termination pursuant to the terms of, or a default under, any such lease, instrument, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to the Code of any relevant jurisdiction or any other applicable Law (including the Bankruptcy Code) or principles of equity) that would be reasonably expected to result in a liability or other adverse consequence to such Debtor that is reasonably significant to such Debtor in relation to the value of the applicable Property; provided, however, that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation, unenforceability, breach, termination or default shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, instrument, license, contract, property rights or agreement that does not result in any of the consequences specified in clause (i) or (ii) above;

(b) any assets to the extent a security interest in such assets would result in materially adverse tax consequences as approved in writing by Lender in its sole discretion (and has provided Borrower written notice of such determination and that such assets will not constitute “Collateral” and has not revoked such notice);

(c) any property to the extent that such grant is prohibited by requirements of Law or any Governmental Authority or is prohibited under any agreement relating to such property and the violation of such prohibition would cause a Debtor to lose its interest in or rights with respect to such property, except to the extent that Article 9 of the Code would render such prohibition ineffective;

(d) any Building or Manufactured (Mobile) Home (as defined in any Flood Insurance Regulations); and

(e) any Equity Interest in any Unrestricted Subsidiary, the ORR Rights and the ORR Option Agreement and any other rights or property derived under the ORR Option Agreement.

Section 1.04 Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until Payment in Full, (b) be binding upon each Debtor, its successors and assigns and (c) inure to the benefit of Lender, its successors and assigns, together with the rights and remedies of Lender hereunder. Lender may assign or otherwise transfer (in whole or in part) its interest in any of the Collateral, to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof under this Agreement. Each Debtor hereby acknowledges and agrees that Lender and any other Person receiving a security interest in the Collateral pursuant to the remainder of this sentence, may grant a security interest in the Collateral. Upon Payment in Full, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Debtors. Upon any such termination, Lender will upon request from the Debtors, at the Debtors’ sole expense, execute and deliver to the Debtors such documents to evidence such termination.

Section 1.05 Fraudulent Conveyance. Notwithstanding anything contained herein to the contrary, it is the intention of each Debtor, Lender and the other Secured Parties that the amount of the Obligations secured by each Debtor’s interests in any of its property shall not exceed the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar Law, rule or regulation of any Governmental Authority applicable to such Debtor. Accordingly, notwithstanding anything to the contrary contained in this Agreement or in any other agreement or instrument executed in connection with the payment of any of the Obligations, the amount of the Obligations secured by each Debtor’s interests in any of its property pursuant to this Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Debtor’s obligations hereunder or the Liens and security interest granted to Lender hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable Law.

Article II
Definitions

Section 2.01 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Code” means the Uniform Commercial Code as presently in effect in the State of North Dakota, or the applicable state governing creation, perfection, and priority of a security interest and the exercise of remedies related thereto. Unless otherwise defined herein or otherwise indicated by the context herein, all terms which are defined in the Code shall have their respective meanings as used in Article 9 of the Code.

“Equity Interests” means all securities, shares, units, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or similar entity, whether voting or nonvoting, certificated or uncertificated, including general partner partnership interests, limited partner partnership interests, common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

“Excluded Account” means (a) any deposit account specifically and exclusively used for payroll, payroll taxes and other employee wage, salary, worker’s compensation and benefit payments to or for the benefit of any Debtor’s employees and (b) (x) escrow accounts and (y) trust accounts, in each case entered into in the ordinary course of business and consistent with prudent business practice conduct where the applicable Debtor holds the funds exclusively for the benefit of an unaffiliated third party and (c) any deposit account that is a zero-balance disbursement account.

“Issuers” means (a) each issuer or other Person whose Equity Interests are provided for in the Collateral and (b) each of the Persons identified as an Issuer on Schedule II attached hereto (or any addendum thereto) and, in the case of both (a) and (b), any successors thereto, whether by merger or otherwise.

“Obligations” means:

(a) the Secured Obligations (including all future advances that may from time to time be made under the Term Loan Agreement);

(b) any sums advanced or expenses or costs incurred by Lender that are made or incurred pursuant to, or permitted by, the terms hereof or of the Term Loan Agreement, plus interest thereon at the rate herein or therein specified or otherwise agreed upon, from the date of the advances or the incurring of such expenses or costs until reimbursed;

(c) the obligations of any Restricted Subsidiary to the Secured Parties now or hereafter existing or arising, under or in connection with the Term Loan Agreement or any other Loan Document, whether for principal, interest, fees, costs, expenses or otherwise, and however created and whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several (including all such amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the Bankruptcy Code, 11 U.S.C. §502(b) and §506(b) and any other similar provisions arising under applicable Governmental Authority); and

(d) any extensions, refinancings, modifications or renewals of all such indebtedness and obligations described in paragraphs (a) through (c) above, whether or not the Debtors execute any extension agreement or renewal instrument. For the avoidance of doubt, the “Obligations” shall not include any Excluded Swap Obligations.

“Obligor” means any Person liable (whether directly or indirectly, primarily or secondarily) for the payment or performance of any of the Obligations whether as maker, co-maker, endorser, guarantor, accommodation party, general partner or otherwise.

“Permitted Minority Interests” means not more than 2,000,000 Class B Units (as defined in the HNRA OpCo A&R LLC Agreement) of HNRA OpCo and not more than 2,000,000 Preferred Units (as defined in the HNRA OpCo A&R LLC Agreement) of HNRA OpCo (which are convertible into Class B Units) held by the Sellers.

“Pledged Securities” means, collectively, the Collateral consisting of Equity Interests and any Collateral constituting securities.

Article III
Representations and Warranties

In order to induce Lender to accept this Agreement, each Debtor represents and warrants to Lender (which representations and warranties will survive the creation and performance of the Obligations) that:

Section 3.01 Ownership; No Encumbrances. Each Debtor is, and as to any property acquired after the date hereof which is included within the Collateral, each Debtor will be, the owner of all such Collateral subject to no liens other than Permitted Liens.

Section 3.02 Pledged Securities.

(a) All Collateral that is Pledged Securities is duly authorized, validly issued, fully paid, and non-assessable (to the extent such concepts are relevant with respect thereto) and the transfer thereof is not subject to any restrictions, other than restrictions imposed by applicable securities and corporate Laws or the organizational documents of the Debtors or the Issuers. The Pledged Securities consist of 100% of the Equity Interests of the Issuers owned by the Debtors. Except with respect to Permitted Minority Interests, no other Equity Interests of the Issuers are issued, reserved for issuance or outstanding, and there are no other options, warrants or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued or unauthorized Equity Interests of the Issuers. Except as set forth in the HNRA OpCo A&R LLC Agreement, none of the Pledged Securities are subject to preemptive rights. To the extent the Pledged Securities are certificated, each Debtor has delivered to Lender all certificates or other instruments or documents representing or evidencing the Pledged Securities, together with corresponding assignment or transfer powers duly executed in blank by such Debtor, and such powers have been duly and validly executed and are binding and enforceable against such Debtor in accordance with their terms. All Pledged Securities are listed on Schedule II hereto.

(b) Each Issuer is duly organized, currently existing, and in good standing in its jurisdiction of organization; there have been no amendments, modifications, or supplements to any agreement or certificate creating any of the Issuers, of which Lender has not been advised in writing; and no approval or consent of the directors, managers or partners of any of the Issuers, as applicable, is required as a condition to the validity and enforceability of the security interest created hereby or the consummation of the transactions contemplated herein which has not been duly obtained by the Debtors.

Section 3.03 Authority; No Required Consent. Each Debtor has the full right and authority to execute and perform this Agreement and to create the security interest and pledges and assignments created by this Agreement. This Agreement constitutes a legal, valid and binding obligation of each Debtor enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The making and performance by each Debtor of this Agreement (a) will not violate any of its organizational documents, (b) will not violate any applicable Laws or regulations, (c) will not violate any order of any applicable Governmental Authority, (d) will not violate any agreement regarding debt or other agreement to which any Debtor is a party, or by which any Debtor or any of its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any indenture or other agreement, or (e) will not result in the creation or imposition of any lien upon the Collateral other than Permitted Liens. All consents, approvals, licenses and authorizations of, and filings and registrations with (other than the filing of financing statements), any Governmental Authority have been obtained or made and are in full force and effect as required under applicable Law and regulations for any of the following: (i) the due execution, delivery and performance by each Debtor of this Agreement, (ii) the grant by each Debtor of the security interest granted by this Agreement, (iii) the perfection of such security interest, or (iv) the exercise by Lender of its rights and remedies under this Agreement.

Section 3.04 First Priority Security Interest. The security interest in the Collateral granted pursuant to this Agreement (upon filing of necessary financing statements) is a valid and perfected (to the extent a security interest may be perfected therein by the filing of a financing statement under the Code) first-priority security interest in the Collateral, enforceable against each Debtor and all third parties and secures payment of the Obligations, which security interest is first and prior to all other security interests in the Collateral except for any Permitted Liens.

Section 3.05 No Filings By Third Parties. No financing statement or other public notice or recording covering the Collateral is on file in any public office (except for filings in connection with Permitted Liens) and, other than in connection with Permitted Liens, no Debtor will execute or authorize the filing of any such financing statement or other public notice or recording until Payment in Full.

Section 3.06 Location of Each Debtor; Tax I.D. Number. Each Debtor’s principal place of business and chief executive office, as applicable, are located at the address set forth on Schedule I hereto. Each Debtor’s federal income tax identification number, jurisdiction of organization and organization identification number are each set forth on Schedule I hereto.

Section 3.07 Accuracy of Information. All statements or other information provided by the Debtors to Lender describing or with respect to the Collateral is, or (in the case of subsequently furnished information) will be when provided, correct and complete in all material respects. If at any time a Debtor owns any uncertificated Equity Interests in any of the Issuers which become certificated, such Debtor shall promptly deliver such certificates along with blank transfer powers to Lender. The delivery at any time by a Debtor to Lender of additional Collateral or of additional descriptions of Collateral shall constitute a representation and warranty by such Debtor to Lender that the representations and warranties of this Article III are correct insofar as they would pertain to such Collateral or the descriptions thereof.

Article IV
Covenants and Agreements

Each Debtor will at all times comply with the covenants and agreements contained in this Article IV, from the date hereof until Payment in Full.

Section 4.01 Change in Location of Each Debtor. Each Debtor will give Lender written notice within ten (10) Business Days prior to (or such later date as Lender may agree) any change (a) in such Debtor’s corporate or legal name, (b) in such Debtor’s entity type or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (c) in the location of such Debtor’s chief executive office or principal place of business, (d) in such Debtor’s organizational identification number in its jurisdiction of organization, and (e) in such Debtor’s federal taxpayer identification number.

Section 4.02 Operation of the Collateral. The Debtors agree to maintain and use the Collateral solely in the conduct of its own business, in a reasonably prudent manner, and in conformity with all applicable permits or licenses. The Debtors shall comply in all material respects with all applicable statutes, Laws, ordinances and regulations. The Debtors shall not use the Collateral in any unlawful manner or for any unlawful purposes, or in any manner or for any purpose that would expose the Collateral to penalty, forfeiture or capture, or that would render inoperative any insurance in connection with the Collateral.

Section 4.03 Condition. The Debtors shall maintain, service and repair the Collateral so as to keep it in good working order and condition, ordinary wear and tear excepted. Each of the Debtors with respect to Collateral owned by it shall replace within a reasonable time all parts that may be worn out, lost, destroyed or otherwise rendered unfit for use, but are still necessary for such Debtor’s business, with appropriate replacement parts. The Debtors shall obtain and maintain in good standing at all times all applicable permits, licenses, registrations and certificates respecting the Collateral.

Section 4.04 Assessments. Each Debtor shall promptly pay when due all material Taxes levied or assessed against such Debtor or with respect to the Collateral or any part thereof, unless being contested as permitted under the Term Loan Agreement.

Section 4.05 No Encumbrances. Except as otherwise expressly permitted by the Term Loan Agreement, the Debtors agree not to suffer or permit any Lien against the Collateral or any part thereof other than Permitted Liens.

Section 4.06 Proceeds of Collateral. At the request of Lender after the occurrence and during the continuance of a Default, each Debtor will deliver to Lender as Collateral, promptly upon receipt, all proceeds delivered to such Debtor from the sale or disposition of any Collateral. Nothing in this Section 4.06 shall be construed to permit sales or dispositions of Collateral not otherwise permitted by the terms of this Agreement or the Term Loan Agreement.

Section 4.07 No Transfer.

(a) Unless expressly permitted pursuant to the Term Loan Agreement, the Debtors shall not, without the prior written consent of Lender, sell, assign, transfer, lease, charter, encumber, hypothecate or dispose of the Collateral, or any part thereof, or interest therein, or enter into any agreement to do any of the foregoing, and additionally, with respect to the Pledged Securities, the Debtors shall not grant any option, warrant, or other right with respect to, any of the Pledged Securities. No Debtor will exercise any preemptive right that it may be granted as a member or shareholder of the Issuers in its organizational documents.

(b) Unless expressly permitted pursuant to the Term Loan Agreement, to the extent any Issuer is controlled by any Debtor and/or its Affiliates, without the prior written consent of Lender, (i) except as set forth in the HNRA OpCo A&R LLC Agreement, such Debtor shall not permit such Issuer to issue any additional Equity Interests either in addition to or in substitution for the Pledged Securities, except issuances to such Debtor on terms acceptable to Lender, and in connection with any such acceptable issuance, such Debtor shall pledge hereunder immediately upon such Debtor’s acquisition (directly or indirectly) thereof, any and all additional Equity Interests of the Issuers, (ii) each Debtor shall not permit such Issuer to sell, lease, or dispose of all or substantially all of its assets in a single transaction or a series of transactions, (iii) each Debtor shall promptly perform, observe, and otherwise comply in all material respects with each and every covenant, agreement, requirement, and condition set forth in its organizational documents, and shall do or cause to be done all things necessary or appropriate to keep each of the Issuers in full force and effect and the rights of each Debtor and Lender thereunder unimpaired, (iv) such Debtor shall notify Lender of the occurrence of any default or breach or event of default or breach under its organizational documents, and (v) such Debtor shall not consent to the merger, consolidation, entering into a plan of division (or any comparable event) of any Issuer with any other Person or the wind-up, liquidation dissolution of any Issuer.

(c) The Debtors shall take any action necessary, required, or reasonably requested by Lender to allow it to fully enforce its security interest in the Collateral, including, without limitation, the filing of any claims to allow Lender to fully enforce its security interest in the Collateral with any court, liquidator, trustee, custodian, receiver, or other like person or party.

Section 4.08 Records and Information. Each Debtor shall keep accurate and complete records of the Collateral (including proceeds). Subject to limitations set forth in the Term Loan Agreement, upon reasonable written notice, Lender may have access to, examine, audit, make extracts from and inspect without hindrance or delay each Debtor’s records and files related to the Collateral. Each Debtor will promptly provide written notice to Lender of all information that in any way relates to or affects the filing of any financing statement or other public notices or recordings, or the delivery and possession of items of Collateral for the purpose of perfecting a security interest in the Collateral.

Section 4.09 Indemnification and Reimbursement of Expenses.

(a) Each Debtor shall indemnify Lender and each Related Party of Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by A DEBTOR or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the Term Loan Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Debtor or any of its Subsidiaries, or any environmental liability related in any way to a Debtor or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Debtor or any other Loan Party, and regardless of whether any Indemnitee is a party thereto. The foregoing indemnification will apply whether or not such liabilities and costs are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability or caused, in whole or in part, by any negligent act or omission of any kind by any Indemnitee, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by a Debtor or any other Loan Party against an Indemnitee for any material breach in bad faith of such Indemnitee’s obligations hereunder, under any other Loan Document, if a Debtor or such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise solely out of any claim, action, suit, inquiry, litigation, investigation or proceeding that does not involve an act or omission by a Loan Party and that is brought solely by one or more Indemnities against one or more other Indemnities. This Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b) All amounts for which each Debtor is liable pursuant to this Section 4.09 shall be due and payable by each Debtor to Lender upon demand. If any Debtor fails to make such payment upon demand (or if demand is not made due to an injunction or stay arising from bankruptcy or other proceedings) and Lender pays such amount, the same shall be due and payable by such Debtor to Lender as applicable, together with interest thereon from the date incurred until paid by such Debtor at the Default Rate.

Section 4.10 [Reserved].

Section 4.11 Authorization to File Financing Statements. The Debtors hereby irrevocably authorize Lender at any time and from time to time until Payment in Full to file in any filing office, in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Debtors or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the state or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the state of each applicable Debtor’s formation, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether each Debtor is an organization, the type of organization and any organizational identification number issued to such Debtor and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Debtors agree to furnish any such information to Lender promptly upon Lender’s reasonable request.

Section 4.12 Further Assurances. Each Debtor shall do, make, procure, execute and deliver all such additional and further acts, things, deeds, interests and assurances as Lender may reasonably request from time to time to protect, assure and enforce Lender’s rights and remedies.

Section 4.13 Other Actions. To further the attachment, perfection and first priority of, and the ability of Lender to enforce, Lender’s security interest in the Collateral, and without limitation on the Debtors’ other obligations in this Agreement, the Debtors agree, in each case at the Debtors’ expense, to take the following actions with respect to the following Collateral:

(a) Promissory Notes and Tangible Chattel Paper. If any Debtor shall at any time hold or acquire any promissory notes or tangible chattel paper having a value in excess of $100,000, such Debtor shall promptly notify Lender, and upon request from Lender, promptly endorse, assign and deliver the same to Lender to be held as Collateral, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify.

(b) Deposit Accounts. For each Deposit Account that any Debtor opens or maintains other than any Excluded Account, such Debtor shall, pursuant to a control agreement in form and substance satisfactory to Lender, cause the depositary bank to comply during the continuance of a Default with instructions from Lender to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Debtor. Lender agrees that it shall not give any instructions to any depositary bank directing the disposition of funds credited to a Deposit Account unless a Default shall then be continuing.

(c) Investment Property. If any Debtor shall at any time hold or acquire any certificated securities constituting Collateral, such Debtor shall forthwith endorse, assign and deliver the same to Lender, to be held as Collateral, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify. If any securities now or hereafter acquired by any Debtor constituting Collateral are uncertificated and are issued to such Debtor or its nominee directly by the Issuer thereof, such Debtor shall promptly notify Lender thereof and, at Lender’s request (i) certificate such securities and deliver such certificates to Lender or (ii) pursuant to an agreement in form and substance reasonably satisfactory to Lender, cause the Issuer to agree to comply with instructions from Lender as to such securities upon the occurrence and during the continuance of a Default, without further consent of such Debtor or such nominee. If at any time any Debtor owns any uncertificated Equity Interests in any of the Issuers which become certificated, such Debtor shall promptly deliver such certificates along with blank transfer powers to Lender. No Debtor shall take any action that would allow any Pledged Securities which are not currently classified as a “security” under Article 8 of the Code to become classified as a “security” under Article 8 of the Code. If any securities constituting Collateral, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Debtor are held by such Debtor or its nominee through a securities intermediary or commodity intermediary, such Debtor shall immediately notify Lender thereof and, at Lender’s request and option, pursuant to an agreement in form and substance satisfactory to Lender, cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from Lender to such securities intermediary as to such securities or other investment property upon the occurrence and during the continuance of a Default, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by Lender to such commodity intermediary, in each case without further consent of such Debtor or such nominee. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which Lender is the securities intermediary. In the event that any Pledged Securities are not listed on Schedule II hereto, the Debtors shall update and supplement Schedule II to reflect such Pledged Securities.

(d) Collateral in Possession of a Bailee. If any Collateral having a value in excess of $100,000 is at any time in the possession of a bailee (excluding any equipment in the possession of a repair shop or other similar arrangement), each Debtor shall immediately notify Lender thereof and, at Lender’s request and option, shall promptly use commercially reasonable efforts to obtain an acknowledgement from the bailee, in form and substance reasonably satisfactory to Lender, that the bailee holds such Collateral for the benefit of Lender, and that such bailee agrees to comply, without further consent of such Debtor, with instructions from Lender as to such Collateral after a Default.

(e) Electronic Chattel Paper and Transferable Records. If any Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, in each case, having a value in excess of $100,000, such Debtor shall promptly notify Lender thereof and, at the request and option of Lender, shall take such action as Lender may reasonably request to vest in Lender control, under Section 9-105 of the Code, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. Lender agrees with such Debtor that Lender will arrange, pursuant to procedures satisfactory to Lender and so long as such procedures will not result in Lender’s loss of control, for such Debtor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the Code or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless a Default has occurred and is continuing or would occur after taking into account any action by such Debtor with respect to such electronic chattel paper or transferable record.

(f) Letter-of-Credit Rights. If any Debtor is at any time a beneficiary under a letter of credit having a value in excess of $100,000, such Debtor shall promptly notify Lender thereof and, at the request and option of Lender, such Debtor shall, pursuant to an agreement in form and substance satisfactory to Lender, either (i) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to Lender of the proceeds of the letter of credit, or (ii) arrange for Lender to become the transferee beneficiary of the letter of credit.

(g) Commercial Tort Claims. If any Debtor shall at any time hold or acquire a commercial tort claim having a value in excess of $100,000, other than those listed on Schedule III hereto, such Debtor shall immediately notify Lender in a writing signed by such Debtor of the particulars thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Lender.

(h) Other Actions as to Any and All Collateral. Each Debtor further agrees, at the reasonable request of Lender, to take any and all other actions Lender may reasonably determine to be necessary or useful for the attachment, perfection and first priority (subject to Permitted Liens) of, and the ability of Lender to enforce, Lender’s security interest in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Code, to the extent, if any, that such Debtor’s signature thereon is required therefor, (ii) causing Lender’s name to be noted as secured party on any certificate of title for titled goods having a value in excess of $100,000 if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, Lender’s security interest in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, Lender’s security interest in such Collateral, (iv) using commercially reasonable efforts to obtain governmental and other third party waivers, consents and approvals in form and substance reasonably satisfactory to Lender, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (v) using commercially reasonable efforts to obtain waivers from mortgagees and landlords at any location of a Debtor at which Collateral having a value in excess of $100,000 is located in form and substance satisfactory to Lender and (vi) taking all actions under the Code or under any other Law, as reasonably determined by Lender, to be applicable in any relevant Uniform Commercial Code or other jurisdiction.

Section 4.14 Additional Provisions Regarding Accounts. The following provisions shall apply to all accounts included within the Collateral:

(a) Definitions. The term “account” as used in this Agreement, shall have the same meaning as set forth in the Code in effect as of the date of execution hereof, and as set forth in any amendment to the Code which becomes effective after the date of execution hereof.

(b) Additional Warranties. As of the time any Debtor’s account becomes subject to the security interest granted hereby, such Debtor shall be deemed further to have warranted as to each and all such accounts as follows (i) each account and all papers and documents relating thereto are genuine and in all respects what they purport to be; (ii) each account is valid and subsisting and arises out of a bona fide sale of goods sold and delivered to, or out of and is a loan made to or for services theretofore actually rendered by such Debtor to, the account debtor named in the account; (iii) the amount of the account represented as owing is, to the best knowledge of such Debtor, the correct amount actually and unconditionally owing except for normal cash discounts and is not subject to any setoffs, credits, defenses, deductions or countercharges; and (iv) such Debtor is the owner thereof free and clear of any charges, liens, security interests, adverse claims and encumbrances of any and every nature whatsoever.

(c) Collection of Accounts. Lender shall have the right in its own name or in the name of any Debtor, upon the occurrence and continuance of a Default, to require any Debtor forthwith to transmit all proceeds of collection of accounts to Lender, to notify any and all account debtors to make payments of the accounts directly to Lender, to demand, collect, receive, receipt for, sue for, compound and give acquittal for, any and all amounts due or to become due on the accounts and to endorse the name of any Debtor on all commercial paper given in payment or part payment thereof, and in Lender’s discretion to file any claim or take any other action or proceeding that Lender may reasonably deem necessary or appropriate to protect and preserve and realize upon the accounts and related Collateral. Unless and until a Default has occurred and is continuing and Lender elects to collect accounts and the privilege of any Debtor to collect accounts is revoked by Lender in writing, each Debtor shall continue to collect accounts. Lender shall have no duty or obligation whatsoever to collect any account, or to take any other action to preserve or protect the Collateral; provided, however, should Lender elect to collect any account or take possession of any Collateral after a Default has occurred and is continuing, the Debtors release Lender from any claim or claims for loss or damage arising from any act or omission in connection therewith, except loss or damage resulting from the gross negligence or willful misconduct of Lender, as determined in a final non-appealable judgment of a court of competent jurisdiction.

(d) Identification and Assignment of Accounts. Upon Lender’s request DURING THE CONTINUANCE OF A DEFAULT, THE Debtors shall take such action and execute and deliver such documents as Lender may reasonably request in order to identify, confirm, mark, segregate and assign accounts and to evidence Lender’s interest in the same. Without limitation of the foregoing, the Debtors, upon the occurrence and continuation of a Default, agree to assign all of their accounts to Lender, identify and mark accounts as being subject to the security interest granted hereby, mark Debtors’ books and records to reflect such assignments, and forthwith to transmit to Lender in the form as received by the Debtors any and all proceeds of collection of such accounts.

Article V
Rights, Duties and Powers of Lender

Except as otherwise provided in this Article V, the following rights, duties and powers of Lender are applicable irrespective of whether a Default occurs and is continuing:

Section 5.01 Discharge Encumbrances. If not timely discharged by the Debtors, Lender, at its option, during the continuance of a Default, but without any obligation whatsoever to do so, may (a) discharge taxes, claims, charges, Liens, security interests, assessments or other encumbrances of any and every nature whatsoever that are not permitted under the Term Loan Agreement at any time levied, placed upon or asserted against the Collateral, (b) place and pay for insurance on the Collateral that is required by the Term Loan Agreement, including insurance that only protects Lender’s interest, (c) pay for the repair, improvement, testing, maintenance and preservation of the Collateral that is required by the Term Loan Agreement, (d) pay any filing, recording, registration, licensing or certification fees or other fees and charges related to the Collateral that are required by the Term Loan Agreement, or (e) take any other action to preserve and protect the Collateral and Lender’s rights and remedies under this Agreement as Lender may reasonably deem necessary or appropriate. The Debtors agree that Lender shall have no duty or obligation whatsoever to take any of the foregoing actions. The Debtors agree to promptly reimburse Lender upon demand for any payment made or any expense incurred by Lender pursuant to this authorization. The payments and expenditures, together with interest thereon from date incurred until paid by the Debtors at the Default Rate, which the Debtors agree to pay within five (5) Business Days from the date incurred, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.

Section 5.02 Cumulative and Other Rights. The rights, powers and remedies of Lender hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by Lender of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off. If any of the Obligations are given in renewal, extension for any period or rearrangement, or applied toward the payment of debt secured by any Lien, Lender shall be, and is hereby, subrogated to all the rights, titles, interests and Liens securing the debt so renewed, extended, rearranged or paid.

Section 5.03 Disclaimer of Certain Duties.

(a) The powers conferred upon Lender by this Agreement are to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. The Debtors hereby agree that Lender shall not be liable for, nor shall the Obligations be diminished by, Lender’s delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral.

(b) Except as otherwise expressly provided herein or in the Term Loan Agreement, Lender shall not be under any duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Obligor or other Person and the Debtors hereby waive all of the foregoing. The Debtors waive any right of marshaling in respect of any and all Collateral, any right to require Lender to proceed against any Obligor or other Person, any right to exhaust any Collateral or any right to enforce any other remedy which Lender now has or may hereafter have against any Obligor or other Person.

Section 5.04 Record Ownership of Securities. Upon the occurrence and during the continuance of a Default, Lender at any time may have any Collateral that is Pledged Securities and that is in the possession of Lender, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as Lender; and, as to any Collateral that is Pledged Securities so registered, each Debtor shall execute and deliver (or cause to be executed and delivered) to Lender all such proxies, powers of attorney, dividend coupons or orders, and other documents as Lender may request for the purpose of enabling Lender to exercise the voting rights and powers which it is entitled to exercise under this Agreement or to receive the dividends and other distributions and payments in respect of such Collateral that is Pledged Securities or proceeds thereof which it is authorized to receive and retain under this Agreement.

Section 5.05 Voting of Securities. As long as no Event of Default exists, each Debtor is entitled to exercise all voting rights pertaining to any Pledged Securities; provided, however, that no vote shall be cast or consent, waiver, or ratification given or action taken without the prior written consent of Lender which would (a) be inconsistent with or violate any provision of this Agreement or any other Loan Document or (b) amend, modify, or waive any term, provision or condition of any charter document, or other agreement relating to, evidencing, providing for the issuance of, or securing the Collateral; and provided further that each Debtor shall give Lender at least ten (10) Business Days’ prior written notice in the form of an officer’s certificate of the manner in which it intends to exercise, or the reasons for refraining from exercising, any voting or other consensual rights pertaining to the Collateral or any part thereof which might have a Material Adverse Change on the value of the Collateral or any part thereof. If a Default is continuing and if Lender elects to exercise such right, the right to vote any Pledged Securities shall be vested exclusively in Lender. To this end, each Debtor hereby irrevocably constitutes and appoints Lender the proxy and attorney-in-fact of such Debtor, with full power of substitution, to vote, and to act with respect to, any and all Collateral that is Pledged Securities standing in the name of such Debtor or with respect to which such Debtor is entitled to vote and act, subject to the express agreement of Lender that such proxy may not be exercised unless an Event of Default is continuing. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until Payment in Full or the Event of Default has been cured or waived, whichever comes first.

Section 5.06 Modification of Obligations; Other Security. Each Debtor waives (a) any and all notice of acceptance, creation, modification, rearrangement, renewal or extension for any period of any instrument executed by any Obligor in connection with the Obligations and (b) any defense of any Obligor by reason of disability, lack of authorization, cessation of the liability of any Obligor or for any other reason. The Debtors authorize Lender, without notice or demand and without any reservation of rights against the Debtors and without affecting the Debtors’ liability hereunder or on the Obligations, from time to time to (i) take and hold other property of the Debtors, other than the Collateral, as security for the Obligations, and exchange, enforce, waive and release any or all of the Collateral, (ii) apply the Collateral in the manner permitted by any Loan Document and (iii) renew, extend for any period, accelerate, amend or modify, supplement, enforce, compromise, settle, waive or release the obligations of any Obligor or any instrument or agreement of such other Person with respect to any or all of the Obligations or Collateral.

Article VI
Default

Section 6.01 Default. A “Default” shall exist if an “Event of Default” as defined in the Term Loan Agreement exists.

Section 6.02 Remedies. Upon the occurrence and during the continuance of a Default, Lender, at its option, shall be entitled to exercise any one or more of the following remedies (all of which are cumulative):

(a) Lender, at its option, may declare the Obligations or any part thereof immediately due and payable, without demand, notice of intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, or any other notice whatsoever (except for notices, grace periods and opportunities to cure expressly mentioned herein or in the Term Loan Agreement), all of which are hereby waived by each Debtor and any maker, endorser, guarantor, surety or other party liable in any capacity for any of the Obligations.

(b) Lender shall have all of the rights and remedies provided for in this Agreement or any other Loan Document, the rights and remedies under the Code, and any and all of the rights and remedies at law and equity, all of which shall be deemed cumulative. Without limiting the foregoing, the Debtors agree that Lender shall have the right to (i) require the Debtors to assemble the Collateral and make it available to Lender at a place designated by Lender that is reasonably convenient to both parties, which such Debtors agree to do, (ii) take possession of the Collateral, with or without process of law, and, in this connection, enter any premises where the Collateral is located to remove same, to render it unusable, or to dispose of same on such premises, (iii) sell, lease or otherwise dispose of the Collateral, by public or private proceedings, for cash or credit, without assumption of credit risk, (iv) whether before or after Default, collect and receipt for, compound, compromise, and settle, and give releases, discharges and acquittances with respect to, any and all amounts owed by any Person with respect to the Collateral and/or (v) send a notice of control to any depositary bank to instruct such depositary bank to comply with instructions from Lender and to exercise its right of exclusive control with respect to the Deposit Accounts. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will send the Debtors reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition will be made. Any requirement of reasonable notice to the Debtors shall be met if such notice is mailed, postage prepaid, or delivered by courier or delivery service, to the Debtors at the addresses set forth on Schedule I hereto at least ten (10) days before the day of any public sale or at least ten (10) days before the time after which any private sale or other disposition will be made.

(c) The Debtors shall be liable for and agree to pay the reasonable expenses incurred by Lender in enforcing its rights and remedies, in retaking, holding, testing, repairing, improving, selling, leasing or disposing of the Collateral, or like expenses, including, without limitation, attorneys’ fees and legal expenses incurred by Lender. These expenses, together with interest thereon on and from the date incurred until paid by the Debtors at the Default Rate, which the Debtors agree to pay, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.

(d) Proceeds received by Lender from disposition of the Collateral shall be applied in accordance with Section 8.3 of the Term Loan Agreement. The Debtors shall be entitled to any surplus if one results after lawful application of the proceeds. The Debtors shall remain liable for any deficiency.

(e) The rights and remedies of Lender are cumulative and the exercise of any one or more of the rights or remedies shall not be deemed an election of rights or remedies or a waiver of any other right or remedy. Lender may remedy any Default without waiving the Default remedied and may waive any Default without waiving any other prior or subsequent Default.

Section 6.03 Sale of Pledged Securities.

(a) The Debtors agree that, because of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder (collectively, the “Securities Act”), or any other Laws or regulations, and for other reasons, there may be legal or practical restrictions or limitations affecting Lender in any attempts to dispose of certain portions of the Pledged Securities and for the enforcement of its rights. For these reasons, Lender is hereby authorized by the Debtors, but not obligated, upon the occurrence and during the continuance of a Default, to sell all or any part of the Pledged Securities at private sale, subject to investment letter or in any other manner which will not require the Pledged Securities, or any part thereof, to be registered in accordance with the Securities Act or any other Laws or regulations, at a reasonable price at such private sale or other distribution in the manner mentioned above. The Debtors understand that Lender may in its discretion approach a limited number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Securities, or any part thereof, than would otherwise be obtainable if such Collateral were either afforded to a larger number or potential purchasers, registered under the Securities Act, or sold in the open market. The Debtors agree that any such private sale made under this Section 6.03(a) shall be deemed to have been made in a commercially reasonable manner, and that Lender has no obligation to delay the sale of any Pledged Securities to permit the issuer thereof to register it for public sale under any applicable federal or state securities Laws.

(b) Lender is authorized, in connection with any such sale, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities and (ii) to impose such other limitations or conditions in connection with any such sale as Lender reasonably deems necessary in order to comply with applicable Law. The Debtors covenant and agree that they will execute and deliver such documents and take such other action as Lender reasonably deems necessary in order that any such sale may be made in compliance with applicable Law. Upon any such sale Lender shall have the right to deliver, assign, and transfer to the purchaser thereof the Pledged Securities so sold. Each purchaser at any such sale shall hold the Pledged Securities so sold absolutely free from any claim or right of the Debtors of whatsoever kind, including any equity or right of redemption of the Debtors. Following any such sale, the Debtors, to the extent permitted by applicable Law, hereby specifically waive all rights of redemption, stay, or appraisal which they have or may have under any Law now existing or hereafter enacted.

(c) The Debtors agree that ten (10) days’ written notice from Lender to the Debtors of Lender’s intention to make any such public or private sale or sale at a broker’s board or on a securities exchange shall constitute reasonable notice under the Code. Such notice shall (i) in case of a public sale, state the time and place fixed for such sale, (ii) in case of a sale at a broker’s board or on a securities exchange, state the board or exchange at which such a sale is to be made and the day on which the Pledged Securities, or the portion thereof so being sold, will first be offered for sale at such board or exchange and (iii) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Lender may fix in the notice of such sale. At any such sale, the Pledged Securities may be sold in one lot as an entirety or in separate parcels, as Lender may determine. Lender shall not be obligated to make any such sale pursuant to any such notice. Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

(d) In case of any sale of all or any part of the Pledged Securities on credit or for future delivery, the Pledged Securities so sold may be retained by Lender until the selling price is paid by the purchaser thereof, but Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Securities so sold and in case of any such failure, such Pledged Securities may again be sold upon like notice. Lender, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests granted pursuant to this Agreement and sell the Pledged Securities, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(e) Without limiting the foregoing, or imposing upon Lender any obligations or duties not required by applicable Law, the Debtors acknowledge and agree that, in foreclosing upon any of the Pledged Securities, or exercising any other rights or remedies provided Lender hereunder or under applicable Law, Lender may, but shall not be required to, (i) qualify or restrict prospective purchasers of the Pledged Securities by requiring evidence of sophistication or creditworthiness, and requiring the execution and delivery of confidentiality agreements or other documents and agreements as a condition to such prospective purchasers’ receipt of information regarding the Pledged Securities or participation in any public or private foreclosure sale process, (ii) provide to prospective purchasers business and financial information regarding the Debtors or the Issuer available in the files of Lender at the time of commencing the foreclosure process, without the requirement that Lender obtain, or seek to obtain, any updated business or financial information or verify, or certify to prospective purchasers, the accuracy of any such business or financial information, or (iii) offer for sale and sell the Pledged Securities with or without first employing an appraiser, investment banker, or broker with respect to the evaluation of the Pledged Securities, the solicitation of purchasers for Pledged Securities, or the manner of sale of Pledged Securities.

Section 6.04 Attorney-in-Fact. Each Debtor hereby irrevocably appoints Lender as such Debtor’s attorney-in-fact, with full authority in the place and stead of such Debtor and in the name of such Debtor or otherwise, from time to time in Lender’s discretion upon the occurrence and during the continuance of a Default, and such appointment will be deemed to be coupled with an interest, but at such Debtor’s cost and expense and without notice to such Debtor, to take any action and to execute any assignment, certificate, financing statement, notification, document or instrument which Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to (a) evidence the security interest granted herein, (b) put parties on notice of this Agreement and (c) receive, endorse and collect all instruments made payable to such Debtor representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

Section 6.05 Reasonable Notice. If any applicable provision of any Law requires Lender to give reasonable notice of any sale or disposition or other action, the Debtors hereby agree that ten (10) days’ prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of private sale, the time after which such sale is to be made.

Section 6.06 Non-judicial Enforcement. Lender may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by Law, the Debtors expressly waive any and all legal rights which might otherwise require Lender to enforce their rights by judicial process.

Article VII
Miscellaneous Provisions

Section 7.01 Notices. Any notice required or permitted to be given under or in connection with this Agreement shall be given in accordance with the notice provisions of the Term Loan Agreement.

Section 7.02 Amendments and Waivers. Lender’s acceptance of partial or delinquent payments or any forbearance, failure or delay by Lender in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of the Debtors or any Obligor, or of any right, power or remedy of Lender, and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. Lender may remedy any Default hereunder or in connection with the Obligations without waiving the Default so remedied. The Debtors hereby agree that if Lender agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral, or the addition or release of any Obligor or other Person, any such action shall not constitute a waiver of any of Lender’s other rights or of the Debtors’ obligations hereunder. This Agreement may be amended only by an instrument in writing executed jointly by the Debtors and Lender and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

Section 7.03 Copy as Financing Statement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral is sufficient as a financing statement, and the same may be filed with any appropriate filing authority for the purpose of perfecting Lender’s security interest in the Collateral without the requirement for a Debtor’s signature thereon.

Section 7.04 Possession of Collateral. Lender shall be deemed to have possession of any Collateral in transit to it or set apart for it (or, in either case, any of its agents, affiliates or correspondents).

Section 7.05 Redelivery of Collateral. If any sale or transfer of Collateral by Lender results in Payment in Full, and after such sale or transfer and discharge there remains a surplus of proceeds, Lender will deliver to applicable Debtor such excess proceeds in a commercially reasonable time; provided, however, that Lender shall not be liable for any interest, cost or expense in connection with any delay in delivering such proceeds to such Debtor.

Section 7.06 Liability for Collateral. The Debtors hereby agree that: (a) so long as Lender complies with its obligations, if any, under the Code, neither Lender nor the Secured Parties shall in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person; and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Debtors.

Section 7.07 Governing Law. THIS AGREEMENT, THE SECURITY INTEREST GRANTED HEREBY AND EACH OTHER LOAN DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH DAKOTA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED OR THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NORTH DAKOTA.

Section 7.08 SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. THE PROVISIONS IN SECTION 10.10(b)-(e) OF THE TERM LOAN AGREEMENT ARE HEREBY INCORPORATED INTO THIS Section 7.08 BY REFERENCE, MUTATIS MUTANDIS, AS A PART HEREOF.

Section 7.09 Additional Rights of Lender. Lender is expressly granted the following rights upon the occurrence and continuance of a Default: (a) to receive the Debtors’ share of all distributions and/or distributions in kind following dissolution of any of the Issuers and to hold the same in trust for the benefit of the Debtors as part of the Collateral; and (b) to exercise voting rights as to any of the Collateral. All of the foregoing may be exercised by Lender without liability, except to account for property actually received by it and except for liability arising from Lender’s gross negligence or willful misconduct.

Section 7.10 Continuing Security Agreement.

(a) Except as may be expressly applicable pursuant to Section 9-620 of the Code as amended from time to time, no action taken or omission to act by Lender hereunder, including, without limitation, any action taken or inaction pursuant to Section 6.02, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect until Lender shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations and Payment in Full has occurred or until such subsequent time as is hereinafter provided in subsection (b) below.

(b) To the extent that any performance of or payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy Law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such performance had not occurred or such payment or proceeds had not been received by Lender, and Lender’s security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 7.11.

Section 7.11 Termination and Release.

(a) The granting of a security interest hereunder and all of Lender’s rights, powers and remedies in connection therewith shall remain in full force and effect until Payment in Full. Upon Payment in Full, this Agreement and Lender’s security interest hereunder shall automatically terminate and Lender, at the written request and expense of Debtors, will release, reassign and transfer to Debtors the Collateral that Debtors have provided and declare this Agreement to be of no further force or effect. Notwithstanding the foregoing, the reimbursement, indemnification and other provisions of Section 4.09, Section 7.06, Section 7.07 and Section 7.08 shall survive the termination of this Agreement and the payment and performance of the Obligations.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Debtor in a transaction permitted by the Term Loan Agreement, then the security interest created pursuant hereto in such Collateral shall automatically be released, and Lender, at the request and sole expense of such Debtor, shall execute and deliver to such Debtor all releases and other documents reasonably necessary or advisable for the release of the security interest created hereby on such Collateral. At the request and sole expense of the Borrower, a Debtor shall be released from its obligations hereunder in the event that all the equity interests of such Debtor are sold, transferred or otherwise disposed of in a transaction permitted by the Term Loan Agreement; provided that the Borrower shall have delivered to the Lender, at least ten (10) Business Days (or such shorter period reasonably acceptable to the Lender) prior to the date of the proposed release, a written request for release identifying the relevant Debtor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Term Loan Agreement and the other Loan Documents.

Section 7.12 Effectiveness. This Agreement becomes effective upon the execution hereof by the Debtors and delivery of the same to Lender, and is not necessary for Lender to execute any acceptance hereof or otherwise signify or express its acceptance hereof.

Section 7.13 No Third Party Beneficiaries. This Agreement is intended for the sole and exclusive benefit of Lender, acting for the benefit of the Secured Parties, the Secured Parties, and their respective successors and assigns, and shall not serve to confer any rights or benefits in favor of any Person not a party hereto other than the Secured Parties; and no other Person shall have any right to rely on this Agreement, or to derive any benefit herefrom. The Debtors shall not assign or transfer their rights, duties or obligations hereunder without the consent of Lender. There are no third party beneficiaries to this Agreement and no other Person (other than the parties hereto, and their respective successors and assigns) shall be entitled to rely on or enforce this Agreement other than the Secured Parties. Each and every right of Lender shall be cumulative and shall be in addition to any other remedy given hereunder or under any other Loan Document now or hereafter existing at law, in equity or by statute.

Section 7.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Debtors and Lender.

Section 7.15 Additional Debtors. From time to time subsequent to the time hereof, additional debtors may become parties hereto as Debtors (each an “Additional Debtor”) by executing a supplement to this Agreement (“Security Agreement Supplement”) in form and substance satisfactory to Lender. Upon delivery of any such supplement to Lender, notice of which is hereby waived by the Debtors, each such Additional Debtor shall be a Debtor hereunder and shall be a party hereto as if such Additional Debtor were an original signatory hereof. Each Debtor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition of any Additional Debtor. This Agreement shall be fully effective as to any Debtor that is or becomes a party hereto regardless of whether any such Person becomes or fails to become or ceases to be a Debtor hereunder. Each Debtor agrees that Schedule I, Schedule II and Schedule III hereto may be supplemented or amended pursuant to a Security Agreement Supplement and that, after giving effect to such supplements or addendums, each reference to Schedule I, Schedule II and Schedule III herein shall mean and be a reference to Schedule I, Schedule II and Schedule III, as supplemented or amended.

Section 7.16 Joint and Several Debtors. Each Debtor’s duties and liabilities under this Agreement are joint and several. Each of the Debtors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-obligor, joint and several liability with the other Debtors with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Debtors without preferences or distinction among them.

Section 7.17 Waiver of Subrogation. Until Payment in Full, and throughout any additional preferential period subsequent thereto, each Debtor hereby waives any and all rights of subrogation to which such Debtor may otherwise be entitled against any other Obligor as a result of any payment made by any Debtor pursuant to this Agreement.

Section 7.18 No Oral Agreements. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN. ADDITIONALLY, THIS AGREEMENT AND THE LOAN DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Page Follows]

EXECUTED to be effective for all purposes as of the date first written above.

DEBTORS:

HNR Acquisition Corp,
as Debtor

By:	/s/ David M. Smith
Name:	David M. Smith
Title:	Secretary

HNRA UPSTREAM, LLC,
as Debtor

By:	/s/ David M. Smith
Name:	David M. Smith
Title:	Secretary

HNRA PARTNER, INC.,
as Debtor

By:	/s/ David M. Smith
Name:	David M. Smith
Title:	Secretary

POGO RESOURCES, LLC,
as Debtor

By:	/s/ David M. Smith
Name:	David M. Smith
Title:	Secretary

LH OPERATING, LLC,
as Debtor

By:	/s/ David M. Smith
Name:	David M. Smith
Title:	Secretary

Signature Page to Pledge and Security Agreement

LENDER:

FIRST INTERNATIONAL BANK & TRUST,
as Lender

By:	/s/ Mitchell Cook
Name:	Mitchell Cook
Title:	Market President, Twin Cities

Signature Page to Pledge and Security Agreement